UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2024
CRANE COMPANY
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

Delaware	1-41570		88-2846451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 First Stamford Place	Stamford	CT	06902
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 203-363-7300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2024, Crane Company (the “Company”) issued a press release announcing the promotion of Alejandro (Alex) Alcala to Chief Operating Officer, effective immediately. Mr. Alcala joined Crane in 2013 as President of Crane Pumps & Systems and was then promoted to President of Crane ChemPharma & Energy in 2014. In March 2020, he was promoted to Senior Vice President, overseeing Crane’s Process Flow Technologies segment as well as the Regional Presidents of China, India, and the Middle East & Africa. In February 2023, Mr. Alcala was promoted to Executive Vice President and assumed segment leadership responsibility for all of Crane’s businesses.

In connection with his promotion to Chief Operating Officer, Mr. Alcala’s annual base salary was increased by $55,000, resulting in a total annual base salary of $700,000. Mr. Alcala continues to be eligible to participate in all benefit plans applicable to the Company’s executive officers, with amounts and forms of awards determined by the Management Organization and Compensation Committee on an annual basis.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

99.1	Press Release, dated December 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE COMPANY

December 9, 2024

	By:	/s/ Anthony M. D'lorio
Anthony M. D'lorio
Executive Vice President, General Counsel and Secretary

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